      As filed with the Securities and Exchange Commission on May 15, 1997
                                                           Registration No. 33-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        --------------------------------

                            SPORT SUPPLY GROUP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                 75-2241783
   -------------------------------                -------------------
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                              1901 DIPLOMAT DRIVE
                          FARMERS BRANCH, TEXAS 75234
                                 (972) 484-9484
              (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                        --------------------------------

                            SPORT SUPPLY GROUP, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                              (Full title of Plan)

                        --------------------------------

                              TERRENCE M. BABILLA,
                                GENERAL COUNSEL
                            SPORT SUPPLY GROUP, INC.
                              1901 DIPLOMAT DRIVE
                          FARMERS BRANCH, TEXAS 75234
                                 (972) 484-9484
                     (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        --------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------

    TITLE OF EACH CLASS       AMOUNT           PROPOSED MAXIMUM            PROPOSED MAXIMUM             AMOUNT OF
       OF SECURITIES           TO BE            OFFERING PRICE                 AGGREGATE              REGISTRATION
     TO BE REGISTERED      REGISTERED(1)         PER SHARE(2)              OFFERING PRICE(2)               FEE
---------------------------------------------------------------------------------------------------------------------
  Common Stock,              800,000               $6.125                    $4,900,000                 $1,485
  $.01 par value
---------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the 1997 Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1997 Employee Stock Purchase Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices paid for a share of Sport Supply Group, Inc. Common Stock on May 13, 1997, as reported on the New York Stock Exchange, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by Sport Supply Group, Inc. (the "Company") are incorporated by reference in this Registration
Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended November 1, 1996, which contains audited financial statements of the Company (the "1996 10-K").

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15
(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1996 10-K, including, without limitation, the Company's most recent Quarterly Report on Form 10-Q.

         (c) The description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A, dated March 5, 1991, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Terrence M. Babilla, General Counsel and Secretary of the Company, rendered the legal opinion attached hereto as Exhibit 5.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, officers and employees of a corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of litigation under certain conditions and subject to certain limitations.

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or are otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was an officer or director of the Company or is or was serving at the request of the Company as a director or officer of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

         The Company has also entered into Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Company shall indemnify such persons to the fullest extent permitted by the DGCL or any other applicable law, the Company's Amended and Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws.

         The effect of the foregoing will be to eliminate the right of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of a fiduciary duty as a director or officer (including breaches resulting from grossly negligent behavior), except where such persons fail to meet the applicable standard of conduct set forth in the DGCL for directors and officers.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit Number           Exhibit

        4.1                      Sport Supply Group, Inc. 1997 Employee Stock
                                 Purchase Plan

        5.1                      Opinion of Terrence M. Babilla

        23.1                     Consent of Terrence M. Babilla
                                 (Contained in Exhibit 5.1)

        23.2                     Consent of Independent Public Accountants

        24.1                     Power of Attorney (see Page II-5 hereof)

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Farmers Branch, State of Texas, on May 14, 1997.


                                                SPORT SUPPLY GROUP, INC.


                                                By:  /s/ Peter S. Blumenfeld
                                                     --------------------------
                                                     Peter S. Blumenfeld,
                                                     Peter S. Blumenfeld
                                                     President and
                                                     Chief  Operating Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Peter S. Blumenfeld and John P. Walker, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on May 14, 1997.

        Signature                                    Title


   /s/  Geoffrey P. Jurick                   Chairman of the Board and
-------------------------------------        Chief ExecutiveOfficer (Principal
        Geoffrey P. Jurick                   Executive Officer)

   /s/  Peter S. Blumenfeld                  Director
-------------------------------------
        Peter S. Blumenfeld

   /s/  John P. Walker                       Executive Vice-President, Chief
-------------------------------------        Financial Officer and Director
        John P. Walker                       (Principal Financial Officer
                                             and Principal Accounting Officer)

   /s/  Eugene I. Davis                      Director
-------------------------------------
        Eugene I. Davis

   /s/  Johnson C. S. Ko                     Director
-------------------------------------
        Johnson C. S. Ko

/s/     Peter G. Bunger                      Director
-------------------------------------
        Peter G. Bunger

/s/     Dr. Thomas P. Treichler              Director
-------------------------------------
        Dr. Thomas P. Treichler

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the 1997 Employee Stock Purchase Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch, State of Texas, on May 14, 1997.

                                            SPORT SUPPLY GROUP, INC.
                                            1997 EMPLOYEE STOCK PURCHASE PLAN

        Signature                                Title


/s/     Peter G. Bunger                          Chairman of Compensation
-----------------------------------              Committee
        Peter G. Bunger


/s/     Johnson C. S. Ko                         Member of Compensation
-----------------------------------              Committee
        Johnson C. S. Ko

                               INDEX TO EXHIBITS



   Exhibit Number                              Exhibit

        4.1                      Sport Supply Group, Inc. 1997 Employee Stock
                                 Purchase Plan

        5.1                      Opinion of Terrence M. Babilla

        23.1                     Consent of Terrence M. Babilla
                                 (Contained in Exhibit 5.1)

        23.2                     Consent of Independent Public Accountants

        24.1                     Power of Attorney (see Page II-5 hereof)